Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282512

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 15, 2024)

418,552 Shares of Common Stock

We are offering 418,552 shares of our common stock, par value $0.001 per share, directly to certain investors pursuant to this prospectus supplement and the accompanying prospectus. Each share of common stock is being sold at a price of $4.42.

In a concurrent private placement, we are also issuing to the investors a warrant to purchase two shares of common stock for each share of common stock purchased in this offering, at an exercise price of $4.42 per share.  The warrants will not be exercisable until we obtain the approval of our stockholders for the issuance of the shares of common stock underlying the warrants as required by the applicable rules and regulations of the Nasdaq Stock Market, and the warrants will then be exercisable for a period of five years following the date we obtain such stockholder approval, subject to certain ownership limitations described herein. The warrants and the shares of our common stock issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on any national securities exchange or any other nationally recognized trading system.

Our common stock trades on the Nasdaq Capital Market under the symbol “CELZ.” On October 22, 2024, the last sale price of our common stock as reported on the Nasdaq Capital Market was $4.52 per share.

The aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $6,853,451, based on 1,293,104 shares of common stock held by non-affiliates and a price of $5.30 per share, the last reported sale price per share of our common stock on the Nasdaq Capital Market on October 15, 2024. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We have engaged Roth Capital Partners, LLC as our sole placement agent for this offering, or the Placement Agent. The Placement Agent is not purchasing or selling any securities we are offering but will use its reasonable best efforts to arrange for the sale of the securities offered. See “Plan of Distribution.” This offering is expected to close on or about October 23, 2024, subject to customary closing conditions, without further notice to you. We have not arranged to place the funds from the investor in an escrow, trust or similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

	Per Share	Total
Offering price	$4.42	$1,850,000
Placement Agent’s fees(1)	$0.35	$148,000
Proceeds to us, before expenses(2)	$4.07	$1,702,000

(1)

We have agreed to pay the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in connection with the offering. In addition, we have agreed to issue the Placement Agent, or its designees, warrants to purchase up to 62,782 shares of common stock (equal to 5% of the aggregate number of shares of common stock sold in this offering and issuable upon exercise of the warrants sold in the concurrent private placement) at an exercise price of $4.42 per share. We refer to these warrants in this prospectus supplement as the “placement agent warrants.” See “Plan of Distribution” for a complete description of the compensation to be received by the Placement Agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in the concurrent private placement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is October 22, 2024

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering of common stock. The second part is the accompanying prospectus, including the documents incorporated by reference herein, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement and the accompanying prospectus.

This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-282512) that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50,000,000, of which this offering is a part. Under this prospectus supplement, we may offer shares of our common stock having a total aggregate offering price of up to $50,000,000. As of the date of this prospectus supplement, we have not sold any securities under the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Where You Can Find More Information.”

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” and “the Company” refer to Creative Medical Technology Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference herein, contains, and the accompanying prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus supplement, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement in their entirety. We encourage you to read these filings as they are made. In addition, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the documents incorporated by reference herein, and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus supplement, and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should also carefully consider the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus, and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Corporate Overview

We are a commercial stage biotechnology company dedicated to the advancement of identifying and translating novel biological therapeutics in the fields of immunotherapy, endocrinology, urology, neurology and orthopedics. Our platforms, therapies and products include the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, Type-1 diabetes, and heart, liver, kidney, and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AlloCelz LLC subsidiaries. However, neither ImmCelz Inc., nor AlloCelz LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In 2020, through our ImmCelz Inc. subsidiary, we began developing treatments under our ImmCelz™ platform (CELZ-100), that utilize a patient’s own extracted immune cells that are then “reprogrammed/supercharged” by culturing them outside the patient’s body with optimized cell-free factors. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties (or “supercharges” them) providing them with the ability to treat multiple indications. We have validated this ability through the third-party studies described below that were independently conducted on selected human donor patient cells for accuracy and reproducibility. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

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In June 2022, we signed an agreement with Greenstone Biosciences Inc. (“Greenstone”) for the development of a human induced pluripotent stem cell (iPSC) pipeline for our ImmCelz™ platform. This project was identified as iPScelz™. The efforts by Greenstone are expected to complement and expand our current work on novel therapeutic cell lines. In May 2023, we announced that we had received confirmation that Greenstone had successfully developed a human induced pluripotent stem cell (iPSC). We estimate that the development of this cell line will save the Company two to three years in research and development time along with associated expenses. The final iPScelz™ results in a viral-free cell line which has great potential for differentiation into therapeutic biologics both for the cellular and cell-free programs along with targeted drug discovery. Greenstone’s developments were confirmed by an independent, industry-leading research firm.

In October 2022, we announced the development of our AlloStem™ Clinical Cell Line (CELZ-200), a proprietary allogenic cell line which includes a Master Cell Bank and a Drug Master File. We believe we will able to use this cell line for many of our programs, including our ImmCelz™ immunotherapy platform for multiple diseases, OvaStem® for Premature Ovarian Failure, Type I Diabetes (CELZ-201 CREATE-1), AlloStemSpine™ Chronic Lower Back Pain (CELZ-201 ADAPT), and IPScelz™ inducible pluripotent stem cell program in ongoing development with Greenstone.

In November 2022, we announced that the FDA had cleared the Company’s Type I Diabetes (CELZ-201 CREATE-1) Investigational New Drug (IND) application for the treatment of Type 1 Diabetes utilizing our AlloStem™ Clinical Cell Line, which will allow us to begin a Phase I/II clinical trial. The primary objective of the study will be to evaluate CELZ-201 treatment in patients with newly diagnosed Type 1 Diabetes. The trial has also received Institutional Board Review (IRB) approval for the trial to proceed as well as approval of the patient recruitment material. Patient recruitment was initiated in September 2023.

In February 2023, the Company reported positive three-year follow-up data for its StemSpine™ pilot study. The three-year data demonstrates continued efficacy of the StemSpine® procedure for treating chronic lower back pain without any serious adverse effects reported.

In March 2023, we reported the following results of independent studies:

●   ImmCelz™ (CELZ-100) platform required 75% fewer donor patient cells compared to industry standard.

●   The purity of the final ImmCelz™ (CELZ-100) product was greater than 95% compared to the industry standard of greater than 80%.

●   ImmCelz™ (CELZ-100) demonstrated a greater than 200% reduction in functional suppression of effector T cells, which are a critical concern for patients with autoimmune issues, while still possessing a high number of functional T regulatory cells.

●   The ability to verify repeated potency of the final ImmCelz™(CELZ-100) product.

We believe these results show that we will be able to substantially reduce production costs, while allowing for the manufacture of the best clinical product for patients with immune disorders, which will enable us to accelerate our clinical applications and encourage potential collaborations with respect to our ImmCelz™ platform.

In March 2023, the Company announced that it filed an application with the FDA to receive Orphan Drug Designation (“ODD”) for the treatment of Brittle Type 1 Diabetes using its ImmCelz™ (CELZ-100) platform. In March 2024, the Company received ODD for the treatment of Brittle Type 1 Diabetes from the FDA. This designation provides multiple important benefits to support the therapy's development including tax advantages, user fee exemptions, and the opportunity for market exclusivity following approval.

In April 2023, the Company reported positive one-year follow-up data and significant efficacy using CELZ-001 to treat patients with Type 2 Diabetes. There were no safety concerns related to CELZ-001 at one year follow-up utilizing the same infusion procedure as in the currently U.S. FDA cleared Type I Diabetes (CELZ-201 CREATE-1) clinical trial. There were 30 patients in the study, 15 who received CELZ-001 and the rest received optimized medical therapy. At one year, there was an overall efficacy of 93% in the treated patients demonstrating at least a 50% reduction in insulin requirement.

In September 2023, the Company received FDA clearance to initiate a Phase I/II clinical trial of AlloStemSpine™ Chronic Lower Back Pain (CELZ-201 ADAPT) using AlloStem™ (CELZ-201-DDT) for the treatment of lower back pain. The first in country study, which will enroll 30 individuals suffering from chronic lower back pain, is designed to evaluate the safety, efficacy, and tolerability of AlloStem™ (CELZ-201-DDT). The minimally invasive procedure uses ultrasound for the targeted delivery of the cell product, and thus prevents radiation exposure to the patient or the injecting physician.  In October, 2023 we filed for and received approval from an institutional review board (IRB) to proceed with this trial.  This trial, protected by issued patents, is a huge milestone for the Company and for patients suffering from this debilitating problem and their need for opioids for pain.

S-4

In March 2024, the Company secured FDA authorization for an expanded access therapy using CELZ-201, in managing abnormal glucose tolerance and preventing Type I Diabetes in high-risk individuals. The therapy uses CELZ-201 to potentially prevent Type I Diabetes onset and is believed to be a first in medical history. This personalized medicine approach, focuses on a single high-risk patient. CELZ-201 has a multi-target mechanism to address abnormal glucose tolerance, a Type I Diabetes precursor, at the cellular level.

In June 2024, the Company announced that it has successfully generated human induced pluripotent stem cells (iPSC)-derived Islet Cells that produce human insulin. The Company believes this development has the potential for not only clinical translation of the human Islet Cells, but also the stand-alone human insulin which is produced by these cells.

Corporate and other Information

Creative Medical Technologies Holdings, Inc. was incorporated on December 3, 1998, in the State of Nevada under the name Jolley Marketing, Inc. On May 18, 2016, the Company closed a transaction which was accounted for as a recapitalization, reverse merger, under which Creative Medical Technologies, Inc., a Nevada corporation (“CMT”) became the Company’s wholly owned subsidiary, and Creative Medical Health, Inc. (“CMH”), which was CMT’s sole stockholder prior to the merger, became the Company’s principal stockholder. In connection with this merger, the Company changed its name to Creative Medical Technologies Holdings, Inc. to reflect its current business. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

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THE OFFERING

Common stock offered by us	418,552 shares of our common stock.

Concurrent Private Placement

In a concurrent private placement, we are issuing to purchasers of our common stock in this offering a warrant to purchase two shares of our common stock for each share of common stock purchased in this offering.  The warrants will have an exercise price of $4.42 per share, and will not be exercisable until we obtain stockholder approval for the issuance of the shares of common stock underlying the warrants as required by the applicable rules and regulations of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(d), and will then be exercisable for a period of five years following the date we obtain such stockholder approval.  The warrants and the shares of common stock issuable upon the exercise of the warrants are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. See “Concurrent Private Placement Transaction” on page S-10 of this prospectus supplement.

Offering price per share and associated warrant	$4.42

Common stock to be outstanding after this offering(1)	1,748,428 shares, excluding shares issuable upon exercise of the warrants issued in the concurrent private placement.

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate purposes.

Risk Factors

Investing in our common stock involves significant risks. Please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Symbol	“CELZ”

(1)

The common stock outstanding after the offering is based on 1,329,876 shares of our common stock outstanding as of October 22, 2024, and does not include:

●       11,183 shares of our common stock issuable upon exercise of outstanding stock options having a weighted average exercise price of $16.90 per share;

●       62,782 shares of our common stock issuable upon exercise of the placement agent warrants issued to the Placement Agent as part of its compensation; and

●       2,287,932 shares of our common issuable upon exercise of outstanding warrants having a weighted average exercise price of $25.69 per share.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with the other information in this prospectus supplement and the accompanying prospectus and the information contained in our other filings with the SEC as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.  Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

The Price of Our Common Stock May Be Adversely Affected by the Future Issuance and Sale of Shares of Our Common Stock or Other Equity Securities.

We cannot predict the size of future issuances or sales of our common stock or other equity securities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock or other equity securities or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock.

The Warrants to Purchase Common Stock Issued in the Concurrent Private Placement May Not Be Exercised Until We Have Obtained Stockholder Approval for the Issuance of the Shares of Common Stock Underlying the Warrants.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of more than 20% of the outstanding common stock of the issuer at a price less than the “Minimum Price” as defined by which Nasdaq. Because no additional consideration will be paid by purchasers in this offering for the warrants, and the exercise in full of the warrants, along with the shares of common stock being sold in the offering would result in the issuance of more than 20% of our outstanding shares of common stock, the warrants include a provision under which they may not be exercised until we have obtained the approval of our stockholders to such exercise.  The securities purchase agreement we will enter into with investors in this offering requires us to hold a stockholders’ meeting within 60 days of the closing of the offering for the purpose of obtaining such stockholder approval, and to the extent we are not successful in obtaining such stockholder approval at such meeting, to call additional stockholders’ meetings every 60 days thereafter until such stockholder approval is obtained.  However, there can be no assurance we will be successful in obtaining such approval or the timing thereof.  In the event that we cannot obtain stockholder approval, the warrants may never become exercisable. If we are unable to obtain the stockholder approval, the warrants will have no value.

We Have a Limited Number of Authorized Shares of Common Stock Available for Issuance, Which May Limit Our Ability to Raise Capital When Needed to Support Our Business.

We are currently authorized to issue 5,000,000 shares of common stock. As of October 22, 2024, 1,329,876 shares were outstanding and 2,299,114 shares were reserved for future issuance under outstanding options and warrants. We are issuing 418,552 shares of common stock and warrants to purchase up to 837,104 shares of common stock in this offering, and are issuing the Placement Agent warrants to purchase 62,782 shares of common stock.  After giving effect to the securities sold in this offering, we will only have approximately 50,000 available unissued and unreserved authorized shares to meet the needs of our business.  There can be no assurance that we will be able to secure the necessary stockholder approval to increase our authorized shares of common stock under our articles of incorporation in the future, and therefore, we may continue to be limited in the shares of common stock we may issue to finance our operations.

Since We Have Broad Discretion in How We Use the Proceeds from This Offering, We May Use the Proceeds in Ways in Which You Disagree.

Our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

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USE OF PROCEEDS

We estimate the net proceeds from the sale of the securities by us in this offering will be approximately $1.6 million after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and before giving effect to the exercise of any warrants issued in the concurrent private placement. We currently expect to use the net proceeds that we receive from this offering for working capital and general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will have broad discretion over the use of the net proceeds from this offering.

Pending these uses, we may invest our net proceeds from this offering primarily in our depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 5 of the accompanying prospectus. As of October 22, 2024, we had 1,329,876 shares of common stock outstanding.

CONCURRENT PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we are issuing to each of the investors in this offering warrants to purchase two shares of common stock for each share of common stock purchased in this offering.

The warrants and the shares of common stock issuable upon the exercise of the warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. Accordingly, the investors may only sell the shares of common stock issued upon exercise of the warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following description of our warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Warrants will be issued in certificated form only.

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Exercise Price

Each warrant offered hereby will have an exercise price of $4.42 per share.

Exercise Period

The warrants will not be exercisable until we obtain stockholder approval for the issuance of the shares of common stock underlying the warrants as required by the applicable rules and regulations of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(d), and the warrants will then be exercisable for a period of five years following the date we obtain such stockholder approval. We have agreed to hold a stockholders’ meeting within 60 days of the closing of the offering for the purpose of obtaining such stockholder approval, and to the extent we are not successful in obtaining such stockholder approval at such meeting, to call additional stockholders’ meetings every 60 days thereafter until such stockholder approval is obtained.

Exercise Price Adjustments

The exercise price of the warrants will be subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.  In addition, in the event we sell additional shares of our common or common stock equivalents at a price per share of common stock less than the exercise price of the warrants, the exercise price of the warrants will be reduced to such lower price.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The holder (together with its affiliates) may not exercise any portion of its warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise

If, at the time the holder exercises the warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the warrants under the Securities Act is not then available for the issuance of such shares, then the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

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Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding shares of our common stock or 50% or more of the voting power of our common equity, any purchase offer, tender offer or exchange offer that has been accepted by the holders of 50% or more of our outstanding common stock or 50% or more of the voting power of our common equity, then upon any subsequent exercise of the warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of our common stock for which the warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction (subject to certain exclusions), the holder of the warrants has the right to require us or a successor entity to purchase the warrants from them for cash in the amount of the Black-Scholes Value (as defined in the warrants) of the remaining unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holder of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and any transfer taxes payable upon making such transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established public trading market for the warrants, and we do not expect such a market to develop. We do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of the warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises its warrants. The warrants provide that the holder of the warrants has the right to participate in distributions or dividends paid on our shares of common stock.

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PLAN OF DISTRIBUTION

Roth Capital Partners, LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated October  22, 2024. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with the investors in connection with this offering. The offering prices of the shares of common stock offered by this prospectus supplement have been determined based upon arm’s length negotiations between the investors and us. The shares of common stock sold pursuant to this prospectus supplement are being sold to institutional investors. The factors considered in determining the price of the shares of common stock included the recent market price of our shares of common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We will deliver the securities being issued to each of the investors upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about October 23, 2024, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

This offering is being conducted on a reasonable “best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share	Total
Offering price	$4.42	$1,850,000
Placement Agent’s fees (1)	$0.35	$148,000
Proceeds to us, before expenses (2)	$4.07	$1,702,000

(1)	We have agreed to pay the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in connection with the offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in the concurrent private placement.

We have also agreed to reimburse the Placement Agent at closing for expenses incurred by them in connection with the offering in an aggregate amount up to $75,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees, will be approximately $115,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “CELZ.”

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Lock-Up Agreements

Our executive officers and directors have agreed to be subject to a lock-up period that shall terminate on the date that is the 90 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer, sell, hypothecate, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash) directly or indirectly, any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the securities purchase agreement, to a lock-up restriction on the issuance and sale of our securities until the date that is 90 days following the date of stockholder approval in connection with the warrants issued in the concurrent private placement, subject to certain exempt issuances.

Placement Agent’s Warrants

We have agreed to issue the Placement Agent, or its designees, warrants to purchase shares of common stock equal to 5.0% of the aggregate number of shares of common stock sold in this offering and the number of shares of common stock underlying warrants issued in the concurrent private placement.  These warrants shall have substantially the same terms as the warrants issued to the investors in the private placement except that they will have an expiration date of five years from the commencement of sales of the offering and are subject to certain other FINRA provisions.

Right of First Refusal

We have granted the Placement Agent a right of first refusal to act as exclusive placement agent or lead underwriter and bookrunner in any public or private offering of equity, equity-linked or debt securities during the twelve months following the termination or expiration of the engagement of the Placement Agent.

 Other Relationships

The Placement Agent and its respective affiliates have from to time to time in the past engaged and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received or may receive customary fees and expenses.

S-13

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Haynie & Company, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.creativemedicaltechnology.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus supplement. We hereby incorporate by reference the following documents previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 22, 2024;

•	the Amendment to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024;

•	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 10, 2024 and August 9, 2024, respectively;

•

Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on May 17, 2024 and July 25, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on December 2, 2021, as updated by the description of our common stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus supplement, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus supplement, at no cost, by requesting them in writing or by telephone at:

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Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

(480) 399-2822

Attention: Chief Executive Officer

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.creativemedicaltechnology.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

S-15

PROSPECTUS

$50,000,000

Common Stock

 Preferred Stock

Warrants

Units

Creative Medical Technology Holdings, Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in an aggregate maximum amount of up to $50,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CELZ.” On October 3, 2024, the last reported sale price of our common stock on Nasdaq was $    per share. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of October 4, 2024, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $4.6 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update, or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is October 15, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised of any combination of these securities in one or more offerings up to an aggregate dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” and “the Company” refer to Creative Medical Technology Holdings, Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Corporate Overview

We are a commercial stage biotechnology company dedicated to the advancement of identifying and translating novel biological therapeutics in the fields of immunotherapy, endocrinology, urology, neurology and orthopedics. Our platforms, therapies and products include the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, Type-1 diabetes, and heart, liver, kidney, and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AlloCelz LLC subsidiaries. However, neither ImmCelz Inc., nor AlloCelz LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In 2020, through our ImmCelz Inc. subsidiary, we began developing treatments under our ImmCelz™ platform (CELZ-100), that utilize a patient’s own extracted immune cells that are then “reprogrammed/supercharged” by culturing them outside the patient’s body with optimized cell-free factors. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties (or “supercharges” them) providing them with the ability to treat multiple indications. We have validated this ability through the third-party studies described below that were independently conducted on selected human donor patient cells for accuracy and reproducibility. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

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In June 2022, we signed an agreement with Greenstone Biosciences Inc. (“Greenstone”) for the development of a human induced pluripotent stem cell (iPSC) pipeline for our ImmCelz™ platform. This project was identified as iPScelz™. The efforts by Greenstone are expected to complement and expand our current work on novel therapeutic cell lines. In May 2023, we announced that we had received confirmation that Greenstone had successfully developed a human induced pluripotent stem cell (iPSC). We estimate that the development of this cell line will save the Company two to three years in research and development time along with associated expenses. The final iPScelz™ results in a viral-free cell line which has great potential for differentiation into therapeutic biologics both for the cellular and cell-free programs along with targeted drug discovery. Greenstone’s developments were confirmed by an independent, industry-leading research firm.

In October 2022, we announced the development of our AlloStem™ Clinical Cell Line (CELZ-200), a proprietary allogenic cell line which includes a Master Cell Bank and a Drug Master File. We believe we will able to use this cell line for many of our programs, including our ImmCelz™ immunotherapy platform for multiple diseases, OvaStem® for Premature Ovarian Failure, Type I Diabetes (CELZ-201 CREATE-1), AlloStemSpine™ Chronic Lower Back Pain (CELZ-201 ADAPT), and IPScelz™ inducible pluripotent stem cell program in ongoing development with Greenstone.

In November 2022, we announced that the FDA had cleared the Company’s Type I Diabetes (CELZ-201 CREATE-1) Investigational New Drug (IND) application for the treatment of Type 1 Diabetes utilizing our AlloStem™ Clinical Cell Line, which will allow us to begin a Phase I/II clinical trial. The primary objective of the study will be to evaluate CELZ-201 treatment in patients with newly diagnosed Type 1 Diabetes. The trial has also received Institutional Board Review (IRB) approval for the trial to proceed as well as approval of the patient recruitment material. Patient recruitment was initiated in September 2023.

In February 2023, the Company reported positive three-year follow-up data for its StemSpine™ pilot study. The three-year data demonstrates continued efficacy of the StemSpine® procedure for treating chronic lower back pain without any serious adverse effects reported.

In March 2023, we reported the following results of independent studies:

•	ImmCelz™ (CELZ-100) platform required 75% fewer donor patient cells compared to industry standard.

•	The purity of the final ImmCelz™ (CELZ-100) product was greater than 95% compared to the industry standard of greater than 80%.

•

ImmCelz™ (CELZ-100) demonstrated a greater than 200% reduction in functional suppression of effector T cells, which are a critical concern for patients with autoimmune issues, while still possessing a high number of functional T regulatory cells.

•	The ability to verify repeated potency of the final ImmCelz™(CELZ-100) product.

We believe these results show that we will be able to substantially reduce production costs, while allowing for the manufacture of the best clinical product for patients with immune disorders, which will enable us to accelerate our clinical applications and encourage potential collaborations with respect to our ImmCelz™ platform.

In March 2023, the Company announced that it filed an application with the FDA to receive Orphan Drug Designation (“ODD”) for the treatment of Brittle Type 1 Diabetes using its ImmCelz™ (CELZ-100) platform. In March 2024, the Company received ODD for the treatment of Brittle Type 1 Diabetes from the FDA. This designation provides multiple important benefits to support the therapy's development including tax advantages, user fee exemptions, and the opportunity for market exclusivity following approval.

In April 2023, the Company reported positive one-year follow-up data and significant efficacy using CELZ-001 to treat patients with Type 2 Diabetes. There were no safety concerns related to CELZ-001 at one year follow-up utilizing the same infusion procedure as in the currently U.S. FDA cleared Type I Diabetes (CELZ-201 CREATE-1) clinical trial. There were 30 patients in the study, 15 who received CELZ-001 and the rest received optimized medical therapy. At one year, there was an overall efficacy of 93% in the treated patients demonstrating at least a 50% reduction in insulin requirement.

In September 2023, the Company received FDA clearance to initiate a Phase I/II clinical trial of AlloStemSpine™ Chronic Lower Back Pain (CELZ-201 ADAPT) using AlloStem™ (CELZ-201-DDT) for the treatment of lower back pain. The first in country study, which will enroll 30 individuals suffering from chronic lower back pain, is designed to evaluate the safety, efficacy, and tolerability of AlloStem™ (CELZ-201-DDT). The minimally invasive procedure uses ultrasound for the targeted delivery of the cell product, and thus prevents radiation exposure to the patient or the injecting physician. In October, 2023 we filed for and received approval from an institutional review board (IRB) to proceed with this trial. This trial, protected by issued patents, is a huge milestone for the Company and for patients suffering from this debilitating problem and their need for opioids for pain.

In March 2024, the Company secured FDA authorization for an expanded access therapy using CELZ-201, in managing abnormal glucose tolerance and preventing Type I Diabetes in high-risk individuals. The therapy uses CELZ-201 to potentially prevent Type I Diabetes onset and is believed to be a first in medical history. This personalized medicine approach, focuses on a single high-risk patient. CELZ-201 has a multi-target mechanism to address abnormal glucose tolerance, a Type I Diabetes precursor, at the cellular level.

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In June 2024, the Company announced that it has successfully generated human induced pluripotent stem cells (iPSC)-derived Islet Cells that produce human insulin. The Company believes this development has the potential for not only clinical translation of the human Islet Cells, but also the stand-alone human insulin which is produced by these cells.

Corporate and other Information

Creative Medical Technologies Holdings, Inc. was incorporated on December 3, 1998, in the State of Nevada under the name Jolley Marketing, Inc. On May 18, 2016, the Company closed a transaction which was accounted for as a recapitalization, reverse merger, under which Creative Medical Technologies, Inc., a Nevada corporation (“CMT”) became the Company’s wholly owned subsidiary, and Creative Medical Health, Inc. (“CMH”), which was CMT’s sole stockholder prior to the merger, became the Company’s principal stockholder. In connection with this merger, the Company changed its name to Creative Medical Technologies Holdings, Inc. to reflect its current business.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may offer the securities to or through underwriters, dealers, or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents, or other entities involved in the offer and sale of securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

Common Stock

We may offer shares of our common stock, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our Board of Directors or a committee designated by the Board of Directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution, or the winding up of the Company, voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, units, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common stockholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing stockholders could experience significant dilution upon the issuance, conversion, or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. Pending these uses, we may invest our net proceeds from this offering primarily in our depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our shares of capital stock. The brief description is based upon our Articles of Incorporation, our Bylaws, and provisions of applicable Nevada law.  The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws and to the applicable provisions of Nevada law.

Common Stock

We are authorized to issue 5,000,000 shares of common stock, $0.001 par value per share, of which 1,338,126 were outstanding as of October 4, 2024. Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights. Our shares of our common stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our common stock. Holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our Board of Directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of preferred stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any preferred stock then outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were issued or outstanding as of October 4, 2024, except for one share of Series B Preferred Stock that is authorized and outstanding.  Our certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock).  Unless required by law, our authorized and unissued shares of preferred stock (“Blank Check Preferred Stock”) are available for issuance without further action by stockholders as provided below.

Blank Check Preferred Stock

Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

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We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for your common stock over the market price of the common stock.  Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock.  As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Series B Preferred Stock

On May 14, 2024, we entered into a Securities Purchase Agreement with Timothy Warbington, our Chief Executive Officer, pursuant to which Mr. Warbington purchased one share of our newly designated Series B Preferred Stock for a purchase price of $100.00.  The Series B Preferred Stock has the rights, preferences, privileges, qualifications, limitations and restrictions set forth in the Certificate of Designation of Preferences, Rights And Limitations of the Series B Preferred Stock filed by us with the Secretary of State of the State of Nevada on May 15, 2024 (the “Certificate of Designations), pursuant to which the Company designated one share of Series B Preferred Stock.  Pursuant to the Certificate of Designations, the Series B Preferred Stock has no voting rights other than the right to 100,000,000 votes on a proposal to approve an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of the Company’s common stock (a “Share Increase Proposal”); provided, however, that the Series B Preferred Stock will be voted in the same proportion as the votes cast by shares of common stock on the Share Increase Proposal. The Certificate of Designations further provides that the share of Series B Preferred Stock will be automatically redeemed effective upon the approval of a Share Increase Proposal (or at such earlier time as the Board of Directors of the Company may determine in its sole discretion). The Series B Preferred Stock is not convertible into common stock.

Nevada Anti-Takeover Provisions

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

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The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is vStock Transfer, LLC. Its mailing address is 18 Lafayette Place, Woodmere, NY 11598, its telephone number is (212) 828-8436, and its facsimile number is (646) 536-3179.

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DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock, or any combination thereof. Warrants may be issued independently or together with our common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. You should read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and available as described in the section titled “Where You Can Find More Information.”

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We may use any one or more of the following methods when offering and selling securities:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through the Nasdaq Capital Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree to sell a specified number of such securities at a stipulated price per share;

●	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	exchange distributions and/or secondary distributions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the sales price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial price to public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

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We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will offer and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents in each case in a manner that constitutes an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, and except in the case of our common stock, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

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Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Haynie & Company, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.creativemedicaltechnolog.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 22, 2024;

●	the Amendment to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 10, 2024 and August 9, 2024, respectively;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8- K and exhibits accompanying such reports that are related to such items) filed with the SEC on May 17, 2024 and July 25, 2024; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on December 2, 2021, as updated by the description of our common stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

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You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

(480) 399-2822

Attention: Chief Executive Officer

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.creativemedicaltechnology.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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418,552 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

October 22, 2024